EXHIBIT 10.1

                      [LETTERHEAD OF THE BANK OF NEW YORK]

January 13, 1999


Robocom Systems International Inc.
511 Ocean Avenue
Massapequa, New York 11758

Attention: Irwin Balaban
           President

Gentlemen/Ladies:

      The Bank of New York (the "Bank") is pleased to confirm that it has, subject to the terms and conditions set forth in this letter, extended the period of availability of the $2,000,000 secured line of credit that the Bank holds available to Robocom Systems International Inc., formerly known as Robocom Systems Inc. (the "Company").

      Each advance under this line of credit shall be evidenced by, shall be payable as provided in, and shall bear interest at the rate specified in, the Master Promissory Note dated May 15, 1997 made by Robocom Systems Inc. (now known as Robocom Systems International Inc.) to the order of the Bank in the principal amount of $2,000,000.00.

      All obligations of the Company to the Bank with respect to this line of credit shall be secured (i) pursuant to the General Loan and Security Agreement dated April 13, 1994 executed by Robocom Systems Inc. (now known as Robocom Systems International Inc.) in favor of the Bank, by a first priority security interest in all personal property of the Company and (ii) pursuant to documentation satisfactory in form and substance satisfactory to the Bank and its counsel, by a first priority security interest in marketable securities satisfactory to the Bank which have an aggregate market value (as determined by the Bank in its sole discretion) which is equal to or greater than 100% of the aggregate, outstanding principal amount of all advances under this line of credit.

      As you know lines of credit are cancelable at any time by either party and, in addition, any extension of credit under this line of credit is subject to the Bank's satisfaction, at the time of such extension of credit, with the condition (financial and otherwise), business, prospects, properties, assets, management, ownership and operations of the Company and with the collateral security in respect of this line of credit. Unless cancelled earlier as provided in the first sentence of this paragraph, this line of credit shall be held available until September 30, 1999. In addition, the aggregate outstanding principal amount of all advances under this line of credit shall be reduced to zero for a period of thirty consecutive days during the period this line of credit is held available.

Very truly yours,

THE BANK OF NEW YORK


By: /s/ Thomas Ryan
    -----------------
    Thomas Ryan
    Vice President